Exhibit 99.1

LKQ CORPORATION ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2017

•	Revenue growth of 6.7% to $2.46 billion

•	Organic revenue growth for parts and services of 3.8%; 4.9% on a same day basis

•	Income from continuing operations growth of 9.5% to $151 million

•	Second quarter 2017 diluted EPS from continuing operations of $0.49; adjusted diluted EPS of $0.53

•	Annual guidance updated

Chicago, IL (July 27, 2017) - LKQ Corporation (Nasdaq: LKQ) today reported revenue for the second quarter of 2017 of $2.46 billion, an increase of 6.7% as compared to $2.30 billion in the second quarter of 2016. Income from continuing operations for the second quarter of 2017 was $150.9 million, an increase of 9.5% as compared to $137.8 million for the same period of 2016. On an adjusted basis, income from continuing operations was $163.3 million, an increase of 2.1% as compared to the $159.9 million for the same period of 2016. Diluted earnings per share from continuing operations for the second quarter of 2017 was $0.49, an increase of 8.9% as compared to the $0.45 for the same period of 2016. On an adjusted basis, diluted earnings per share from continuing operations was $0.53 in the second quarter of 2017, as compared to the $0.52 for the same period of 2016.
"We had solid operating results during the quarter," stated Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation. “We were particularly pleased to see our North American segment report an improvement in organic revenue growth for parts and services to 2.8%, despite the ongoing headwinds of the mild weather witnessed in the first quarter of 2017. We also delivered strong parts and services organic revenue growth during the quarter in our European segment of 4.1% on a reported basis and 7.1% on a same day basis. Additionally, our Specialty segment continued to show solid improvement in the second quarter, realizing organic growth of 5.9% while its segment EBITDA margins increased 80 basis points year-over-year.”
On a six month year-to-date basis, revenue was $4.80 billion, an increase of 13.6% from $4.23 billion for the comparable period of 2016. Parts and services organic revenue growth for the first six months of 2017 was 4.1%. Income from continuing operations for the first six months of 2017 was $291.7 million, an increase of 16.7% as compared to $250.0 million for the first half of 2016. Diluted earnings per share from continuing operations was $0.94 for the first six months of 2017, reflecting a 16.0% increase as compared to $0.81 for the comparable period of 2016. On an adjusted basis, diluted earnings per share from continuing operations was $1.02 in the first six months of 2017 reflecting a 9.7% increase over $0.93 for the same period of 2016.
During the second quarter of 2017 LKQ acquired seven companies, including a full service salvage yard in Pennsylvania, a remanufactured transmission business in Georgia, distributors of automotive aftermarket parts in Ireland and Northern Ireland, a distributor of motorcycle parts in Italy, a paint distributor in Sweden, and a specialty products business in the United Kingdom. Also, in the second quarter, LKQ’s European operations opened one new branch in the United Kingdom and 12 new branches in Eastern Europe.
Balance Sheet and Liquidity
Cash flow from operations totaled $362 million on a six month year-to-date basis, of which approximately $88 million was invested in capital expenditures and other long term assets for continuing operations and $101 million was used for acquisitions. As of June 30, 2017, the balance sheet reflected cash and equivalents of $304 million and outstanding debt of $3.0 billion. Total availability under the Company’s credit facility at June 30, 2017 was approximately $1.4 billion.
Other Events
On May 31, 2017, Dominick Zarcone’s previously-announced promotion to President and Chief Executive Officer of LKQ Corporation became effective. Robert L. Wagman, the Company’s President and Chief Executive Officer from January 2012 until May 2017, became a part-time employee of the Company serving as Executive Strategic Advisor primarily relating to mergers and acquisitions. On May 8, 2017, at the Annual Meeting of Stockholders, Mr. Zarcone was elected as a member of the LKQ Board of Directors.
Company Outlook
The Company updated its guidance for 2017.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.00% to 5.25%	4.00% to 6.00%
Income from continuing operations	$515 million to $540 million	$511 million to $541 million
Adjusted income from continuing operations*	$570 million to $595 million	$565 million to $595 million
Diluted EPS from continuing operations	$1.66 to $1.74	$1.65 to $1.74
Adjusted diluted EPS from continuing operations*	$1.84 to $1.92	$1.82 to $1.92
Cash flow from operations	$620 million to $650 million	$615 million to $645 million
Capital expenditures	$200 million to $225 million	$200 million to $225 million
*Non-GAAP measures. See the table accompanying this release that reconciles forecasted income from continuing operations and diluted EPS from continuing operations to forecasted adjusted income from continuing operations and adjusted diluted EPS from continuing operations.
Our revised 2017 guidance is based on current conditions (including acquisitions completed through July 27, 2017) and adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; and gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities). The updated guidance for 2017 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.
Non-GAAP Financial Measures
This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of the difference between each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on July 27, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (844) 579-6824. International access to the call may be obtained by dialing (763) 488-9145.
 Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (404) 537-3406 or (855) 859-2056 for international calls. The telephone replay will require you to enter conference ID: 49166939#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 10, 2017. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to OEMs with “connected car” technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	other risks that are described in our Form 10-K filed February 27, 2017 and in other reports filed by us from time to time with the Securities and Exchange Commission.

Contact:
Joseph P. Boutross- Director, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$2,458,411	100.0%	$2,304,806	100.0%	$153,605	6.7%
Cost of goods sold	1,493,402	60.7%	1,398,990	60.7%	94,412	6.7%
Gross margin	965,009	39.3%	905,816	39.3%	59,193	6.5%
Facility and warehouse expenses	190,936	7.8%	177,378	7.7%	13,558	7.6%
Distribution expenses	194,392	7.9%	184,326	8.0%	10,066	5.5%
Selling, general and administrative expenses	278,942	11.3%	250,086	10.9%	28,856	11.5%
Restructuring and acquisition related expenses	2,521	0.1%	9,080	0.4%	(6,559)	(72.2%)
Depreciation and amortization	53,645	2.2%	52,501	2.3%	1,144	2.2%
Operating income	244,573	9.9%	232,445	10.1%	12,128	5.2%
Other expense (income):
Interest expense, net	24,596	1.0%	24,649	1.1%	(53)	(0.2%)
Gain on bargain purchase	(3,077)	(0.1%)	—	0.0%	(3,077)	n/m
Other income, net	(2,731)	(0.1%)	(462)	(0.0%)	(2,269)	n/m
Total other expense, net	18,788	0.8%	24,187	1.0%	(5,399)	(22.3%)
Income from continuing operations before provision for income taxes	225,785	9.2%	208,258	9.0%	17,527	8.4%
Provision for income taxes	75,862	3.1%	70,262	3.0%	5,600	8.0%
Equity in earnings (loss) of unconsolidated subsidiaries	991	0.0%	(186)	(0.0%)	1,177	n/m
Income from continuing operations	150,914	6.1%	137,810	6.0%	13,104	9.5%
Income from discontinued operations, net of tax	—	0.0%	4,975	0.2%	(4,975)	(100.0%)
Net income	$150,914	6.1%	$142,785	6.2%	$8,129	5.7%

Basic earnings per share(2):
Income from continuing operations	$0.49		$0.45		$0.04	8.9%
Income from discontinued operations	—		0.02		(0.02)	(100.0%)
Net income	$0.49		$0.47		$0.02	4.3%

Diluted earnings per share(2):
Income from continuing operations	$0.49		$0.45		$0.04	8.9%
Income from discontinued operations	—		0.02		(0.02)	(100.0%)
Net income	$0.49		$0.46		$0.03	6.5%

Weighted average common shares outstanding:
Basic	308,407		306,718		1,689	0.6%
Diluted	310,396		309,778		618	0.2%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$4,801,254	100.0%	$4,226,282	100.0%	$574,972	13.6%
Cost of goods sold	2,906,152	60.5%	2,560,029	60.6%	346,123	13.5%
Gross margin	1,895,102	39.5%	1,666,253	39.4%	228,849	13.7%
Facility and warehouse expenses	380,716	7.9%	334,983	7.9%	45,733	13.7%
Distribution expenses	380,202	7.9%	336,669	8.0%	43,533	12.9%
Selling, general and administrative expenses	546,169	11.4%	468,404	11.1%	77,765	16.6%
Restructuring and acquisition related expenses	5,449	0.1%	23,891	0.6%	(18,442)	(77.2%)
Depreciation and amortization	102,301	2.1%	84,189	2.0%	18,112	21.5%
Operating income	480,265	10.0%	418,117	9.9%	62,148	14.9%
Other expense (income):
Interest expense, net	48,584	1.0%	39,241	0.9%	9,343	23.8%
Loss on debt extinguishment	—	0.0%	26,650	0.6%	(26,650)	(100.0%)
Gains on foreign exchange contracts - acquisition related	—	0.0%	(18,342)	(0.4%)	18,342	(100.0%)
Gain on bargain purchase	(3,077)	(0.1%)	—	0.0%	(3,077)	n/m
Other income, net	(3,777)	(0.1%)	(3,351)	(0.1%)	(426)	12.7%
Total other expense, net	41,730	0.9%	44,198	1.0%	(2,468)	(5.6%)
Income from continuing operations before provision for income taxes	438,535	9.1%	373,919	8.8%	64,616	17.3%
Provision for income taxes	148,017	3.1%	123,390	2.9%	24,627	20.0%
Equity in earnings (loss) of unconsolidated subsidiaries	1,205	0.0%	(548)	(0.0%)	1,753	n/m
Income from continuing operations	291,723	6.1%	249,981	5.9%	41,742	16.7%
Loss (income) from discontinued operations, net of tax	(4,531)	(0.1%)	4,975	0.1%	(9,506)	n/m
Net income	$287,192	6.0%	$254,956	6.0%	$32,236	12.6%

Basic earnings per share(2):
Income from continuing operations	$0.95		$0.82		$0.13	15.9%
(Loss) income from discontinued operations	(0.01)		0.02		(0.03)	n/m
Net income	$0.93		$0.83		$0.10	12.0%

Diluted earnings per share(2):
Income from continuing operations	$0.94		$0.81		$0.13	16.0%
(Loss) income from discontinued operations	(0.01)		0.02		(0.03)	n/m
Net income	$0.93		$0.82		$0.11	13.4%

Weighted average common shares outstanding:
Basic	308,218		306,437		1,781	0.6%
Diluted	310,349		309,486		863	0.3%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$303,544	$227,400
Receivables, net	1,001,246	860,549
Inventories	2,063,462	1,935,237
Prepaid expenses and other current assets	132,483	87,768
Assets of discontinued operations	—	456,640
Total current assets	3,500,735	3,567,594
Property and equipment, net	841,608	811,576
Intangible assets:
Goodwill	3,191,613	3,054,769
Other intangibles, net	595,333	584,231
Equity method investments	181,996	183,467
Other assets	119,657	101,562
Total assets	$8,430,942	$8,303,199
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$724,201	$633,773
Accrued expenses:
Accrued payroll-related liabilities	106,811	118,755
Other accrued expenses	246,747	209,101
Other current liabilities	47,041	37,943
Current portion of long-term obligations	96,860	66,109
Liabilities of discontinued operations	—	145,104
Total current liabilities	1,221,660	1,210,785
Long-term obligations, excluding current portion	2,890,708	3,275,662
Deferred income taxes	225,262	199,657
Other noncurrent liabilities	236,627	174,146
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 308,620,187 and 307,544,759 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	3,086	3,075
Additional paid-in capital	1,130,318	1,116,690
Retained earnings	2,877,551	2,590,359
Accumulated other comprehensive loss	(154,270)	(267,175)
Total stockholders’ equity	3,856,685	3,442,949
Total liabilities and stockholders’ equity	$8,430,942	$8,303,199

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$287,192	$254,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,606	90,882
Stock-based compensation expense	12,443	11,425
Loss on debt extinguishment	—	26,650
Loss on sale of business	8,580	—
Gains on foreign exchange contracts - acquisition related	—	(18,342)
Other	(4,740)	7,193
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(98,362)	(83,515)
Inventories	(20,378)	42,548
Prepaid income taxes/income taxes payable	4,418	16,542
Accounts payable	63,589	31,004
Other operating assets and liabilities	2,749	(17,428)
Net cash provided by operating activities	362,097	361,915
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(91,545)	(102,319)
Acquisitions, net of cash acquired	(100,728)	(1,268,841)
Proceeds from disposal of business/investment	301,297	10,304
Proceeds from foreign exchange contracts	—	18,342
Other investing activities, net	4,712	1,009
Net cash provided by (used in) investing activities	113,736	(1,341,505)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,151	4,889
Taxes paid related to net share settlements of stock-based compensation awards	(3,955)	(2,281)
Debt issuance costs	—	(16,171)
Proceeds from issuance of Euro notes	—	563,450
Borrowings under revolving credit facilities	162,794	1,822,020
Repayments under revolving credit facilities	(585,454)	(1,012,362)
Borrowing under term loans	—	338,478
Repayments under term loans	(18,590)	(4,721)
Borrowings under receivables securitization facility	150	97,000
Repayments under receivables securitization facility	(5,000)	(66,480)
Borrowings of other debt, net	19,591	(7,824)
Payments of Rhiag debt and related payments	—	(543,347)
Payments of other obligations	(2,079)	(1,436)
Other financing activities, net	4,316	65
Net cash (used in) provided by financing activities	(423,076)	1,171,280
Effect of exchange rate changes on cash and cash equivalents	16,271	(5,884)
Net increase in cash and cash equivalents	69,028	185,806
Cash and cash equivalents of continuing operations, beginning of period	227,400	87,397
Add: Cash and cash equivalents of discontinued operations, beginning of period	7,116	—
Cash and cash equivalents of continuing and discontinued operations, beginning of period	234,516	87,397
Cash and cash equivalents of continuing and discontinued operations, end of period	303,544	273,203
Less: Cash and cash equivalents of discontinued operations, end of period	—	21,340
Cash and cash equivalents, end of period	$303,544	$251,863

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,075,656	$1,019,766	$55,890	5.5%
Europe	887,872	822,959	64,913	7.9%
Specialty	362,355	343,377	18,978	5.5%
Parts and services	2,325,883	2,186,102	139,781	6.4%
Other	132,528	118,704	13,824	11.6%
Total	$2,458,411	$2,304,806	$153,605	6.7%

Revenue changes by category for the three months ended June 30, 2017 vs 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.8%	2.9%	(0.2%)	5.5%
Europe	4.1%	10.0%	(6.2%)	7.9%
Specialty	5.9%	0.1%	(0.5%)	5.5%
Parts and services	3.8%	5.1%	(2.5%)	6.4%
Other	11.4%	0.4%	(0.2%)	11.6%
Total	4.2%	4.9%	(2.4%)	6.7%

	Six Months Ended
	June 30,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,155,531	$1,998,265	$157,266	7.9%
Europe	1,707,039	1,368,666	338,373	24.7%
Specialty	676,254	637,496	38,758	6.1%
Parts and services	4,538,824	4,004,427	534,397	13.3%
Other	262,430	221,855	40,575	18.3%
Total	$4,801,254	$4,226,282	$574,972	13.6%

Revenue changes by category for the six months ended June 30, 2017 vs. 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.3%	5.6%	(0.0%)	7.9%
Europe	5.8%	26.5%	(7.7%)	24.7%
Specialty	6.1%	0.1%	(0.1%)	6.1%
Parts and services	4.1%	11.9%	(2.6%)	13.3%
Other	18.1%	0.3%	(0.1%)	18.3%
Total	4.9%	11.3%	(2.5%)	13.6%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	6.4%	7.9%	13.3%	24.7%
Less: Currency impact	(2.5%)	(6.2%)	(2.6)%	(7.7)%
Revenue growth at constant currency	8.9%	14.1%	15.9%	32.4%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017		2016		2017		2016
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,206,514		$1,137,406		$2,414,754		$2,218,226
Europe	889,751		824,206		1,710,648		1,370,967
Specialty	363,470		344,471		678,404		639,541
Eliminations	(1,324)		(1,277)		(2,552)		(2,452)
Total revenue	$2,458,411		$2,304,806		$4,801,254		$4,226,282
Segment EBITDA
North America	$173,732	14.4%	$166,075	14.6%	$349,867	14.5%	$311,766	14.1%
Europe	83,549	9.4%	89,982	10.9%	162,243	9.5%	147,480	10.8%
Specialty	48,578	13.4%	43,546	12.6%	84,019	12.4%	76,968	12.0%
Total Segment EBITDA	$305,859	12.4%	$299,603	13.0%	$596,129	12.4%	$536,214	12.7%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(In thousands)
Net income	$150,914	$142,785	$287,192	$254,956
Subtract:
Income (loss) from discontinued operations, net of tax	—	4,975	(4,531)	4,975
Income from continuing operations	150,914	137,810	291,723	249,981
Add:
Depreciation and amortization	56,002	53,968	106,606	87,134
Interest expense, net	24,596	24,649	48,584	39,241
Loss on debt extinguishment (1)	—	—	—	26,650
Provision for income taxes	75,862	70,262	148,017	123,390
Earnings before interest, taxes, depreciation and amortization (EBITDA)	307,374	286,689	594,930	526,396
Subtract:
Equity in earnings (loss) of unconsolidated subsidiaries	991	(186)	1,205	(548)
Gains on foreign exchange contracts - acquisition related	—	—	—	18,342
Gain on bargain purchase	3,077	—	3,077	—
Add:
Restructuring and acquisition related expenses	2,521	9,080	5,449	23,891
Inventory step-up adjustment - acquisition related	—	3,602	—	3,602
Change in fair value of contingent consideration liabilities	32	46	32	119
Segment EBITDA	$305,859	$299,603	$596,129	$536,214

EBITDA as a percentage of revenue	12.5%	12.4%	12.4%	12.5%

Segment EBITDA as a percentage of revenue	12.4%	13.0%	12.4%	12.7%
(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as an alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
(In thousands, except per share data)
Net income	$150,914	$142,785	$287,192	$254,956
Subtract:
Income (loss) from discontinued operations, net of tax	—	4,975	(4,531)	4,975
Income from continuing operations	150,914	137,810	291,723	249,981
Adjustments - continuing operations:
Amortization of acquired intangibles	24,779	24,250	46,079	33,151
Restructuring and acquisition related expenses	2,521	9,080	5,449	23,891
Loss on debt extinguishment	—	—	—	26,650
Inventory step-up adjustment – acquisition related	—	3,602	—	3,602
Change in fair value of contingent consideration liabilities	32	46	32	119
Gains on foreign exchange contracts - acquisition related	—	—	—	(18,342)
Gain on bargain purchase	(3,077)	—	(3,077)	—
Excess tax benefit from stock-based payments	(2,289)	(2,048)	(5,545)	(6,487)
Tax effect of adjustments	(9,572)	(12,834)	(18,112)	(23,961)
Adjusted net income from continuing operations	$163,308	$159,906	$316,549	$288,604

Weighted average diluted common shares outstanding	310,396	309,778	310,349	309,486

Diluted earnings per share - continuing operations	$0.49	$0.45	$0.94	$0.81

Adjusted diluted earnings per share - continuing operations	$0.53	$0.52	$1.02	$0.93

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of discontinued operations, restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Income and Diluted Earnings per Share from Continuing Operations to Forecasted Adjusted Income from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Forecasted
	Fiscal Year 2017
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Income from continuing operations	$515	$540
Adjustments:

Amortization of acquired intangibles	93	93
Restructuring and acquisition related expenses	5	5
Gain on bargain purchase	(3)	(3)
Excess tax benefit from stock-based payments	(6)	(6)
Tax effect of adjustments	(34)	(34)
Adjusted income from continuing operations	$570	$595

Weighted average diluted common shares outstanding	311	311
Diluted earnings per share - continuing operations	$1.66	$1.74
Adjusted diluted earnings per share - continuing operations	$1.84	$1.92

In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings Per Share from Continuing Operations, we included estimates of income from continuing operations and amortization of acquired intangibles for the full fiscal year 2017 and the related tax effect; we included for all other components the amounts incurred as of June 30, 2017.